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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 33-81057) pertaining to the 1991 Stock Option Plan of Plasma & Materials Technologies, Inc. of our report dated March 20, 1998, with respect to the consolidated financial statements of Trikon Technologies, Inc. included in the Annual Report on Form 10-K of Trikon Technologies, Inc. for the year ended December 31, 1997.

                                        /s/ ERNST & YOUNG LLP

Woodland Hills, California
April 3, 1998